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                                                                   EXHIBIT 10.2

                          TRANSITION SERVICES AGREEMENT

      THIS TRANSITION SERVICES AGREEMENT (the "Agreement") is made as of November 30, 2000, by and between WILLIS LEASE FINANCE CORPORATION, a corporation organized under the laws of the State of Delaware ("WLFC"), and WILLIS AERONAUTICAL SERVICES, INC., a corporation organized under the laws of the State of California ("WASI").

                                    RECITALS

      WHEREAS, WASI, which has been divested by WLFC, desires to obtain from WLFC certain management, administrative and support services, for a limited period of time, related to the operation of WASI's business.

      WHEREAS, the capitalized terms used herein and not otherwise defined in the text hereof will have the meanings ascribed to them in the Share Purchase Agreement dated November 7, 2000 by and among SR Technics Group America, Inc., a Delaware corporation, and WLFC (the "Share Purchase Agreement").

                                    AGREEMENT

      In consideration of the mutual promises and covenants set forth herein and intending to be legally bound, the parties agree as follows:

1. Extent of Services

      1.1 WLFC will provide to WASI the administrative, support and other services (each, a "Transition Service," and collectively, the "Transition Services") set forth on Schedule A.

      1.2 WLFC will make a specific employee of WLFC available to WASI to provide certain executive management services (the "Executive Services"). The name of this specific employee and the description of the services to be performed are set forth on Schedule B. The terms under which this individual will perform the Executive Services are more specifically defined in that certain Consulting Agreement dated as of the date hereof by and among Donald A. Nunemaker, an individual, WLFC and WASI.

      1.3 The Transition Services and the Executive Services will be known, collectively, as the "Services".

2. Term

      2.1 This Agreement shall be effective as of the Closing Date.
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      2.2 The Executive Services will be provided for a period of three months from the Closing Date.

      2.3 The Transition Services will be provided for an initial term of three months and may be renewed from month to month thereafter upon the mutual written consent of the parties with the aim of WLFC assisting in the transition of WASI to a stand-alone entity.

      2.4 WASI will coordinate with WLFC as to the exact scope of Services that will be requested from time to time.

3. Quality

      3.1 In providing the Transition Services, WLFC will employ the same standard of care that it employs in providing the services in Schedule A to WLFC or any of its affiliates.

      3.2 In providing the Executive Services, WLFC will ensure that the individual named in Schedule B will perform the services detailed therein with the same standard of care that would be expected of him if he were providing those services to WLFC or any of its affiliates.

4. Charges For Services; Payment.

      4.1 Payment of Fee.

            In consideration for WLFC providing the Services to WASI, WASI agrees to pay a fee to WLFC (the "Fee") which will be calculated in accordance with the terms of Section 4.2.

      4.2 Calculation of Fee.

            The Fee will be calculated monthly in accordance with the following provisions:

            (a) WLFC will determine the total direct costs and expenses (excluding overhead and other indirect costs and expenses) incurred in each month (or part thereof) to provide the Services under this Agreement (the "Costs"). The Costs will consist of the following:

                  (i) all direct costs and expenses incurred by WLFC in performance of the Services; and

                  (ii) an appropriate proportionate allocation of any direct costs and expenses incurred by WLFC partly in performance of the Services and partly in relation to other matters.

            (b) The Fee will be equal to the aggregate of the Costs plus 12.5%.

      4.3 Payment.

            After the end of each month of the term (including any month occurring after the extension of the initial term) of this Agreement, WLFC will provide an invoice to WASI, detailing the services provided and providing support for the calculation of the Fee. WASI will

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pay the Fee (plus any applicable sales and service taxes) within 30 days after invoicing by WLFC, by check or wire transfer to a bank account designated by WLFC.

5. Liability; Indemnity.

      5.1 Indemnity.

            WASI will indemnify, defend and hold WLFC, its Affiliates and each of their respective directors, officers, employees and agents harmless from and against any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent relating to or arising from (i) the acts or omissions of WASI, its Affiliates, employees, agents or contractors in connection with the performance of the Services; (ii) any breach by WASI of any of its obligations under this Agreement; or (iii) the performance of Services hereunder by WLFC; provided, however, that WASI will have no such indemnification obligations (x) if WLFC has not complied with its performance standard as set forth in Section 3 and such failure to comply is the cause of such loss, liability, claim, damage or expense or (y) to the extent relating to or arising from the gross negligence or willful misconduct of WLFC and/or its Affiliates, directors, officers, employees and agents.

      5.2 Duty to Mitigate.

            Each party will have the duty to mitigate damages for which the other party may become responsible.

6. Miscellaneous

      6.1 No Assignment; No Third Party Beneficiaries.

            Neither party may without prior written consent of the other party assign or delegate any of its rights or obligations under this Agreement, such consent not to be unreasonably withheld. This Agreement will be for the benefit of the parties only, and there are no intended third party beneficiaries.

      6.2 Notices.

            All notices, requests, demands and other communications which are required or may be given under this Agreement must comply with the notice provisions in section 13.4 of the Share Purchase Agreement. Notices to WASI will be sent to SRT Group America and notices to WLFC will be sent to the address provided in section 13.4 of the Share Purchase Agreement.

      6.3 Governing Law; Dispute Resolution.

            This Agreement will be governed in accordance with the governing law provisions in clause 13.15 of the Share Purchase Agreement. Any dispute arising under or with

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respect to this Agreement will be resolved in accordance with Section 13.14 of the Share Purchase Agreement.

      6.4 Confidentiality.

            Each party will, and will use all reasonable efforts to cause each of its Affiliates, officers, directors, employees and agents to, hold all non-public information relating to the business of the other party disclosed to such person by reason of this Agreement confidential and will not disclose any such information to any Person unless legally compelled to do so; provided, however, that to the extent that any party may become so legally compelled, it may only disclose such information if it will first have used reasonable efforts to, and, if practicable, will have afforded the other party the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

      6.5 Relationship Of Parties.

            Except as provided in this Agreement, the Share Purchase Agreement or any Ancillary Agreement, none of the parties will act or represent or hold out as having authority to act as an agent or partner of any other party, or in any way bind or commit the other party to any obligations and nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement. WASI acknowledges and agrees that the Executive listed on Schedule B is an executive officer and director of WLFC, and as such owes his primary duty of loyalty (including a fiduciary duty) to WLFC.

      6.6 Counterparts.

            This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                        WILLIS LEASE FINANCE CORPORATION

                                        By: /s/ Charles F. Willis, IV
                                           -------------------------------------
                                           Charles F. Willis, IV
                                           Chief Executive Officer and President


                                        WILLIS AERONAUTICAL SERVICES, INC.

                                        By: /s/ Bernd-Michael Reukauf
                                           -------------------------------------
                                           Bernd-Michael Reukauf
                                           Authorized Representative